UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2013

SPEEDWAY MOTORSPORTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13582	51-0363307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 Concord Parkway South, Concord, North Carolina	28027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 455-3239

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of Speedway Motorsports, Inc. (the “Company”) held on April 16, 2013, O. Bruton Smith and Robert L. Rewey were reelected to the Board of Directors by the Company’s stockholders. The other members of the Board of Directors are Marcus G. Smith, William R. Brooks, Mark M. Gambill, Tom E. Smith, and James P. Holden. In addition to reelection of two directors, the stockholders voted to approve the Speedway Motorsports, Inc. 2013 Stock Incentive Plan, and ratified the selection of PricewaterhouseCoopers LLP as the principal independent registered public accounting firm of the Company.

	For	Against	Withheld	Abstentions	Broker Non-Votes
Reelection of O. Bruton Smith	36,319,202	—	1,797,731	—	898,514
Reelection of Robert L. Rewey	35,703,981	—	2,412,952	—	898,514
Approval of the Speedway Motorsports, Inc.	32,691,925	5,365,822	—	59,186	898,514
2013 Stock Incentive Plan
Ratification of PricewaterhouseCoopers LLP as principal auditors	39,005,588	7,223	—	2,636	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEEDWAY MOTORSPORTS, INC.

Date: April 17, 2013

	By:	/s/ J. Cary Tharrington IV
J. Cary Tharrington IV
Vice President and General Counsel